WILLSCOT REPORTS THIRD QUARTER 2025 RESULTS AND UPDATES 2025 FULL YEAR OUTLOOK

SCOTTSDALE, November 6, 2025 - WillScot Holdings Corporation (“WillScot” or the “Company”) (Nasdaq: WSC), a leader in innovative temporary space solutions, today announced third quarter 2025 results, including key performance highlights and market updates, and an update to its 2025 full year outlook.

Q3 20251, 2
•Generated revenue of $567 million, gross profit margin percentage of 49.7%, net income of $43 million, Adjusted Net Income of $55 million, and Adjusted EBITDA of $243 million at a 42.9% margin.
•Reported diluted and Adjusted Diluted Earnings Per Share of $0.24 and $0.30, respectively.
•Leasing revenues of $434 million declined 4.7% year-over-year. Excluding longer-dated receivables write-offs, leasing revenues were flat sequentially and down 1.3% year-over-year.
•Generated Net cash provided by operating activities of $191 million at a 33.7% margin and Adjusted Free Cash Flow of $122 million at a 21.6% margin.
•Paid down $84 million of outstanding debt, returned $21 million to shareholders through share repurchases and our quarterly cash dividend, and deployed approximately $8 million towards a tuck-in acquisition.
•Amended our revolving credit facility in October, extending the maturity to October 16, 2030. We estimate the amendment will result in an approximate $5 million reduction in annual cash interest expense at current debt levels.
•Updated FY 2025 outlook for Revenue, Adjusted EBITDA, and Net CAPEX.

Brad Soultz, Chief Executive Officer of WillScot, commented, "Our third quarter 2025 financial results were mixed. We delivered strong cash flow, and the team remains focused on executing the growth and operational excellence initiatives we outlined in March at our 2025 Investor Day. Our customer service team made significant progress improving our collections processes where we are realizing meaningful improvements in customer satisfaction and steady improvements in days sales outstanding, as well as a temporary increase in accounts receivable write-offs. Leasing revenues excluding write-offs were stable sequentially, with favorable rate and mix offsetting year-over-year volume headwinds. With that impact of increased write-offs largely confined to 2025, we are focused on the areas in our portfolio where we believe strong demand and our differentiated products and services will drive growth into 2026, particularly in Enterprise Accounts and more differentiated service offerings. With ongoing uncertainty around the market trajectory, we remain agile in terms of controlling what we can control, specifically adjusting our cost structure and implementing our operating improvement initiatives to maintain our free cash flow and return profile. I want to thank our entire team for its steadfast dedication and hard-work which are the cornerstones to providing value to our customers and shareholders."

Matt Jacobsen, Chief Financial Officer of WillScot, commented, "Third quarter 2025 revenue of $567 million and Adjusted EBITDA of $243 million reflect isolated events that were not fully contemplated in our prior fiscal year 2025 outlook. Lower year-over-year Canadian and seasonal retail storage revenues were softer than our expectations, and our accounts receivable write-offs increased $20 million year-over-year as we cleaned up aged receivables that had largely been reserved previously through the provision for credit losses in SG&A. Approximately $25 million of the $32 million of total write-offs were recorded as a reduction to leasing revenue representing an increase of $15.5 million year-over-year. When excluding the revenue impact of these write-offs, leasing revenue was essentially flat on a sequential basis in the third quarter, which we believe reflects underlying stability in the portfolio. Additionally, both our Adjusted EBITDA Margin of 42.9%, which expanded 60 basis points sequentially in the third quarter, and Adjusted Free Cash of $122 million were consistent with our expectations as we calibrated variable costs with demand and achieved further progress on our working capital management initiatives."

Jacobsen continued, "Based on our end market demand expectations for the remainder of 2025, including seasonal retail demand, we have adjusted our expectations for the fourth quarter to approximately $545 million of revenue and $250 million of Adjusted EBITDA. We believe this outlook is conservative and provides sufficient cushion to meet or exceed those levels while establishing an initial baseline for 2026."

Strategic Priorities
Tim Boswell, President and Chief Operating Officer of WillScot, concluded, "As we head into 2026, the priorities facing our team are clear. First, we are focused on driving an organic revenue inflection in the business. We are seeing signs of stability in rental revenues and our field sales organization, with strong growth potential in Enterprise Accounts, and favorable mix shifts towards our more differentiated offerings. We intend to build upon these strengths while stabilizing our more transactional product lines. Second, we are driving our operating excellence initiatives with clear progress both in our cash generation, as well as our customer satisfaction and net promoter scores. Third, we are actively developing talent at all levels in the organization, both in the field and in our support functions with clear performance management and accountability. Lastly, we believe we have multiple balance sheet and asset optimization opportunities across working capital, our fleet, and our real estate footprint that all support ROIC expansion. Together, we believe that these pillars support a return to growth, unlocking the significant operating leverage embedded in our platform, and driving sustainable returns on capital, consistent with both our long-term financial targets and our value creation roadmap for shareholders."

Network Optimization Initiative
In 2024, we consolidated the WillScot and Mobile Mini field sales and operations teams into a single leadership structure. In the beginning of 2025, we began evaluating our real estate footprint on a property-by-property basis to reduce our overall real estate costs opportunistically while maintaining market coverage. To exit certain real estate positions, we disposed of certain rental fleet units, with a primary focus on long idle, non-standard or higher repair cost units, while maintaining adequate idle fleet to meet projected demand. During the three and nine months ended September 30, 2025, rental equipment identified for disposal was depreciated to its salvage value, resulting in incremental depreciation of rental equipment of $7.3 million and $26.6 million, respectively. Management is considering expanding this program to evaluate all real estate leases maturing in the next four or five years for consolidation opportunities, and we estimate the net book value of rental fleet units that could be disposed as part of this optimization to be in the range of $250 million to $350 million, which would be recognized as incremental depreciation expense as properties and rental fleet units are identified for exit. We believe this initiative could reduce leased acreage by more than 20% and reduce expected annual real estate cost increases by $20 million to $30 million. To the extent we finalize a multi-year network optimization plan by the end of 2025, and the plan is approved by the Board of Directors, we may accelerate the recognition of the $250 million to $350 million of incremental depreciation expense on identified rental equipment into 2025 as a non-cash restructuring charge.

Third Quarter 2025 Results1

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2025	2024	2025	2024
Revenue	$566,841	$601,432	$1,715,475	$1,793,203
Net income (loss)	$43,332	$(70,475)	$134,326	$(61,086)
Adjusted Net Income[1]	$54,595	$72,608	$163,543	$216,344
Adjusted EBITDA[1]	$243,307	$266,863	$721,005	$778,448
Gross profit margin	49.7%	53.5%	51.2%	53.8%
Adjusted EBITDA Margin (%)[1]	42.9%	44.4%	42.0%	43.4%
Net cash provided by operating activities	$191,151	$(1,562)	$603,089	$382,725
Adjusted Free Cash Flow[1]	$122,212	$143,144	$397,334	$417,107
Diluted earnings (loss) per share	$0.24	$(0.37)	$0.73	$(0.32)
Adjusted Diluted Earnings Per Share[1]	$0.30	$0.38	$0.89	$1.13
Weighted average diluted shares outstanding	182,772,186	188,281,346	183,831,571	189,362,364
Adjusted weighted average diluted shares outstanding[1]	182,772,186	190,181,020	183,831,571	191,662,791
Net cash provided by operating activities margin	33.7%	(0.3)%	35.2%	21.3%
Adjusted Free Cash Flow Margin (%)[1]	21.6%	23.8%	23.2%	23.3%
Return on Invested Capital[1]	14.3%	16.5%	14.4%	16.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Modular space leasing revenue(a)	$250,754	$254,531	$747,993	$760,404
Portable storage leasing revenue	79,756	85,746	236,354	263,628
VAPS and third party leasing revenues(b)	100,217	100,176	296,587	296,602
Other leasing-related revenue(b)(c)	3,497	15,125	30,596	54,137
Leasing revenue	434,224	455,578	1,311,530	1,374,771
Delivery and installation revenue	98,517	114,765	295,630	323,274
Total leasing and services revenue	532,741	570,343	1,607,160	1,698,045
New unit sales revenue	18,370	17,850	62,427	52,727
Rental unit sales revenue	15,730	13,239	45,888	42,431
Total revenues	$566,841	$601,432	$1,715,475	$1,793,203

(a) Includes revenue from clearspan structures.
(b) Includes $9.6 million and $10.3 million of service revenue for the three months ended September 30, 2025 and 2024, respectively, and $28.3 million and $30.4 million of service revenue for the nine months ended September 30, 2025 and 2024, respectively.
(c) Includes primarily damage billings, delinquent payment charges, service revenue, and other processing fees associated with leasing arrangements, and is partially offset by write offs of specific uncollectible lease receivables recorded as a reduction to revenue of $24.5 million and $9.0 million, for the three months ended September 30, 2025 and 2024, respectively, and $50.2 million and $21.0 million for the nine months ended September 30, 2025 and 2024, respectively.

Capitalization and Liquidity Update1, 2, 3
As of and for the three months ended September 30, 2025, except where noted:
•Net cash provided by operating activities was $191 million, resulting in $122 million of Adjusted Free Cash Flow after Net CAPEX investments.
•Invested $69 million of Net CAPEX, including $81 million of capital expenditures for rental equipment, supporting both maintenance capex needs and growth in new product lines.
•Total debt was $3,617 million and net debt, or total debt net of cash and cash equivalents, was $3,603 million, representing an $84.4 million reduction in our total debt balance in the quarter. Our next debt maturity is in 2028 after completion in October of the extension of our asset backed revolving credit facility ("ABL Facility") to October 2030.
•Availability under our ABL Facility, after reducing the aggregate facility size to $3.0 billion in October to reduce undrawn line fees, was approximately $1.5 billion.
•On October 16, 2025, we amended our ABL Facility to reduce borrowing costs and extend the maturity date to October 16, 2030. Weighted average pre-tax interest rate, inclusive of $1.25 billion of fixed-to-floating swaps of 1 month SOFR at 3.55%, was approximately 5.7%. Estimated annual cash interest expense based on our current debt structure and benchmark rates is approximately $209 million, or approximately $218 million inclusive of non-cash amortization of deferred financing fees. Our debt structure is approximately 89% / 11% fixed-to-floating after giving effect to all interest rate swaps and the ABL amendment completed in October.
•Net Debt to Adjusted EBITDA was at 3.6x based on our last 12 months Adjusted EBITDA of $1,006 million.
•Repurchased 296,805 shares of Common Stock for $8 million, contributing to a 2.7% reduction in our outstanding share count over the 12 months ending September 30, 2025.
•Paid Common Stock quarterly cash dividend of $0.07 per share on September 17, 2025 to shareholders of record as of September 3, 2025.

Q4 2025 and 2025 Full Year Outlook1, 2
The Company's updated outlook is based on current end market demand expectations for the remainder of 2025, including seasonal retail demand. This outlook uses approximate figures, reflects a more conservative approach than taken by the Company in the past and is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

$M	Q4 2025 Outlook	2025 Outlook
Revenue	$545	$2,260
Adjusted EBITDA[1,2]	$250	$970
Net CAPEX[1,2]	$70	$275

____________________
1 - Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Net Debt to Adjusted EBITDA, Net CAPEX and Return on Invested Capital are non-GAAP financial measures. Further information and reconciliations for these non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") are included at the end of this press release.
2 - Information reconciling forward-looking Adjusted EBITDA and Net CAPEX to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore neither the most comparable GAAP measures nor reconciliations to the most comparable GAAP measures are provided.
3 - Net Debt to Adjusted EBITDA is defined as total debt, net of total cash and cash equivalents, divided by Adjusted EBITDA from the last twelve months.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Return on Invested Capital, Net CAPEX, and Net Debt to Adjusted EBITDA ratio. Adjusted EBITDA is defined as net income (loss) plus net interest (income) expense, income tax expense (benefit), depreciation and amortization adjusted to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans and other discrete expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted Net Income is defined as net income (loss) plus certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including restructuring costs, goodwill and other impairment charges, costs to integrate acquired companies, costs incurred related to transactions, depreciation expense related to the implementation of a network optimization initiative, equity-based executive transition costs and other discrete expenses. Adjusted Diluted Earnings Per Share is defined as Adjusted Net Income divided by Adjusted Diluted Weighted Average Common Shares Outstanding. The calculation of Adjusted Weighted Average Diluted Shares Outstanding includes shares related to stock awards that are dilutive for Adjusted Diluted Earnings Per Share. Adjusted Free Cash Flow is defined as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; excluding one-time, nonrecurring payments for transaction costs from terminated acquisitions. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by revenue. Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by average invested capital. Adjusted earnings before interest and amortization is defined as Adjusted EBITDA (see definition above) reduced by depreciation and estimated statutory taxes. We include estimated taxes at our current statutory tax rate of approximately 26%. Average invested capital is calculated as an average of net assets. Net assets is defined as total assets less goodwill, intangible assets, net and all non-interest bearing liabilities. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment, less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment, which are all included in cash flows from investing activities. Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA. The Company believes that Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement. The Company believes that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful to investors because they provide additional information concerning cash flow available to fund our capital allocation alternatives and allow investors to compare cash generation performance over various reporting periods and against peers. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital. The Company believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. The Company believes that the presentation of Net Debt to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share provide useful information to investors regarding the performance of our business. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliations of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.
Information regarding the most comparable GAAP financial measures and reconciling forward-looking Adjusted EBITDA and Net CAPEX to those GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide the most comparable GAAP financial measures nor reconciliations of forward-looking Adjusted EBITDA and Net CAPEX to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income, and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide outlooks for Adjusted EBITDA and Net CAPEX that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA and Net CAPEX calculations. The Company provides Adjusted EBITDA and Net CAPEX guidance because we believe that Adjusted EBITDA and Net CAPEX, when viewed with our results under GAAP, provides useful information for the reasons noted above.

Conference Call Information
WillScot will host a conference call and webcast to discuss its third quarter 2025 results and 2025 outlook at 5:30 p.m. Eastern Time on Thursday, November 6, 2025. To access the live call by phone, use the following phone number:

North America Participant Dial in:        1-833-630-1956
International Participant Dial in:        1-412-317-1837

You will be provided with dial-in details after registering. To avoid delays, we recommend that participants dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website: www.investors.willscot.com. Choose "Events" and select the information pertaining to the WillScot Third Quarter 2025 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 12 months on the Company’s investor relations website.

About WillScot
Listed on the Nasdaq stock exchange under the ticker symbol “WSC,” WillScot is the premier provider of highly innovative and turnkey space solutions in North America. The Company’s comprehensive range of products includes modular office complexes, mobile offices, classrooms, temporary restrooms, portable storage containers, protective buildings and climate-controlled units, and clearspan structures, as well as a curated selection of furnishings, appliances, and other supplementary services, ensuring turnkey solutions for its customers. Headquartered in Scottsdale, Arizona, and operating from a network of approximately 260 branch locations and additional drop lots across the United States, Canada, and Mexico, WillScot’s business services are essential for diverse customer segments spanning all sectors of the economy.

Forward-Looking Statements
This news release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook," "guidance," "see," "have confidence" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: our network optimization initiative, mergers and acquisitions pipeline, acceleration of our run rate, acceleration toward and the timing of our achievement of our three to five year milestones, growth and acceleration of cash flow, driving higher returns on invested capital, and Adjusted EBITDA Margin expansion. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to judge the demand outlook; our ability to achieve planned synergies related to acquisitions; regulatory approvals; our ability to successfully execute our growth strategy, manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs and inflationary pressures adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services and our ability to benefit from an inflationary environment; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2024), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscot.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Charlie Wohlhuter	Juliana Welling
investors@willscot.com	juliana.welling@willscot.com

WillScot Holdings Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenues:
Leasing and services revenue:
Leasing	$434,224	$455,578	$1,311,530	$1,374,771
Delivery and installation	98,517	114,765	295,630	323,274
Sales revenue:
New units	18,370	17,850	62,427	52,727
Rental units	15,730	13,239	45,888	42,431
Total revenues	566,841	601,432	1,715,475	1,793,203
Costs:
Costs of leasing and services:
Leasing	97,551	96,050	280,959	296,692
Delivery and installation	82,058	91,775	244,008	250,787
Costs of sales:
New units	13,806	9,665	42,556	31,296
Rental units	8,174	6,246	23,868	22,207
Depreciation of rental equipment	83,634	76,212	246,030	226,731
Gross profit	281,618	321,484	878,054	965,490
Other operating expenses:
Selling, general and administrative	137,699	153,343	439,868	502,450
Other depreciation and amortization	24,424	23,108	71,752	59,163
Termination fee	—	180,000	—	180,000
Impairment loss on intangible asset	—	—	—	132,540
Currency losses (gains), net	100	(129)	244	(94)
Other expense, net	589	380	1,050	1,935
Operating income (loss)	118,806	(35,218)	365,140	89,496
Interest expense, net	58,466	55,823	175,912	167,959
Income (loss) before income tax	60,340	(91,041)	189,228	(78,463)
Income tax expense (benefit)	17,008	(20,566)	54,902	(17,377)
Net income (loss)	$43,332	$(70,475)	$134,326	$(61,086)

Earnings (loss) per share:
Basic	$0.24	$(0.37)	$0.74	$(0.32)
Diluted	$0.24	$(0.37)	$0.73	$(0.32)
Weighted average shares outstanding:
Basic	182,003,961	188,281,346	182,711,448	189,362,364
Diluted	182,772,186	188,281,346	183,831,571	189,362,364

WillScot Holdings Corporation
Condensed Consolidated Balance Sheets

(in thousands, except share amounts)	September 30, 2025 (unaudited)	December 31, 2024
Assets
Cash and cash equivalents	$14,757	$9,001
Trade receivables, net of allowances for credit losses at September 30, 2025 and December 31, 2024 of $74,325 and $101,693, respectively	403,679	430,381
Inventories	43,452	47,473
Prepaid expenses and other current assets	57,298	67,751
Assets held for sale	1,159	2,904
Total current assets	520,345	557,510
Rental equipment, net	3,412,440	3,377,939
Property, plant and equipment, net	374,052	363,073
Operating lease assets	292,557	266,761
Goodwill	1,257,006	1,201,353
Intangible assets, net	235,261	251,164
Other non-current assets	13,008	17,111
Total long-term assets	5,584,324	5,477,401
Total assets	$6,104,669	$6,034,911
Liabilities and equity
Accounts payable	$108,800	$96,597
Accrued expenses	171,082	121,583
Accrued employee benefits	32,865	25,062
Deferred revenue and customer deposits	248,302	250,790
Operating lease liabilities – current	71,333	66,378
Current portion of long-term debt	27,437	24,598
Total current liabilities	659,819	585,008
Long-term debt	3,590,015	3,683,502
Deferred tax liabilities	526,884	505,913
Operating lease liabilities – non-current	221,409	200,875
Other non-current liabilities	46,472	41,020
Long-term liabilities	4,384,780	4,431,310
Total liabilities	5,044,599	5,016,318
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 181,941,675 and 183,564,899 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	19	19
Additional paid-in-capital	1,745,472	1,836,165
Accumulated other comprehensive loss	(72,783)	(70,627)
Accumulated deficit	(612,638)	(746,964)
Total shareholders' equity	1,060,070	1,018,593
Total liabilities and shareholders' equity	$6,104,669	$6,034,911

Reconciliation of Non-GAAP Financial Measures
In addition to using GAAP financial measurements, we use certain non-GAAP financial measures that we believe are important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
Adjusted EBITDA
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet, and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee relocation and training costs, and other costs required to realize cost or revenue synergies.
•Non-cash charges for stock compensation plans.
•Other expense, including consulting expenses related to certain one-time projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, costs to implement a network optimization initiative, non-equity executive transition costs, and unrealized gains and losses on investments.
We evaluate business performance utilizing Adjusted EBITDA as shown in the reconciliation of the Company's consolidated net income to Adjusted EBITDA below. The Company believes that Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as a measure of cash that will be available to meet our obligations.

The following table provides reconciliations of net income (loss) to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net income (loss)	$43,332	$(70,475)	$134,326	$(61,086)
Income tax expense (benefit)	17,008	(20,566)	54,902	(17,377)
Interest expense, net	58,466	55,823	175,912	167,959
Depreciation and amortization	108,058	99,320	317,782	285,894
Currency losses (gains), net	100	(129)	244	(94)
Restructuring costs, lease impairment expense and other related charges	(21)	2,478	886	9,407
Termination fee	—	180,000	—	180,000
Impairment loss on intangible asset	—	—	—	132,540
Integration and transaction costs	1,149	1,692	2,921	7,675
Stock compensation expense	9,964	9,534	26,678	28,247
Other(a)	5,251	9,186	7,354	45,283
Adjusted EBITDA	$243,307	$266,863	$721,005	$778,448

(a) For the three and nine months ended September 30, 2024, respectively, other included $8.8 million and $41.3 million in legal and professional fees related to a terminated transaction.
For the three and nine months ended September 30, 2025, other included $1.5 million in costs to implement the Company's network optimization initiative and $1.3 million in non-equity executive transition costs.

Adjusted EBITDA Margin
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business. The following table provides comparisons of Adjusted EBITDA Margin to Gross Profit Margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Adjusted EBITDA (A)	$243,307	$266,863	$721,005	$778,448
Revenue (B)	$566,841	$601,432	$1,715,475	$1,793,203
Adjusted EBITDA Margin (A/B)	42.9%	44.4%	42.0%	43.4%
Gross profit (C)	$281,618	$321,484	$878,054	$965,490
Gross Profit Margin (C/B)	49.7%	53.5%	51.2%	53.8%

Net Debt to Adjusted EBITDA Ratio
Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA from the last twelve months. We define Net Debt as total debt net of total cash and cash equivalents. Management believes that the presentation of Net Debt to Adjusted EBITDA ratio provides useful information to investors regarding the performance of our business. The following table provides a reconciliation of Net Debt to Adjusted EBITDA ratio:

(in thousands)	September 30, 2025
Long-term debt	$3,590,015
Current portion of long-term debt	27,437
Total debt	3,617,452
Cash and cash equivalents	14,757
Net debt (A)	$3,602,695

Adjusted EBITDA from the three months ended December 31, 2024	$284,712
Adjusted EBITDA from the three months ended March 31, 2025	228,785
Adjusted EBITDA from the three months ended June 30, 2025	248,913
Adjusted EBITDA from the three months ended September 30, 2025	243,307
Adjusted EBITDA from the last twelve months (B)	$1,005,717
Net Debt to Adjusted EBITDA ratio (A/B)	3.6

Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define Adjusted Net Income as net income (loss), plus certain non-cash items and the effect of what we consider transactions not related to our core business operations including:
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee relocation and training costs, and other costs required to realize cost or revenue synergies.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Depreciation expense related to the implementation of a network optimization initiative.
•Equity-based executive transition costs.
•Other expense, including consulting expenses related to certain one-time projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, costs to implement a network optimization initiative, non-equity executive transition costs, and unrealized gains and losses on investments.
We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by Adjusted Diluted Weighted Average Common Shares Outstanding. Management believes that the presentation of Adjusted Net Income and Adjusted Diluted Earnings Per Share provide useful information to investors regarding the performance of our business.

The following table provides reconciliations of net income (loss) to Adjusted Net Income, Diluted earnings (loss) per share to Adjusted Diluted Earnings Per Share and weighted average diluted shares outstanding to Adjusted Weighted Average Diluted Shares Outstanding:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2025	2024	2025	2024
Net income (loss)	$43,332	$(70,475)	$134,326	$(61,086)
Restructuring costs, lease impairment expense and other related charges, net	(21)	2,478	886	9,407
Termination fee	—	180,000	—	180,000
Impairment loss on intangible asset	—	—	—	132,540
Integration and transaction costs	1,149	1,692	2,921	7,675
Depreciation expense related to network optimization	7,326	—	26,629	—
Equity-based executive transition costs	1,515	—	1,515	—
Other[1]	5,251	9,186	7,354	45,283
Estimated tax impact[2]	(3,957)	(50,273)	(10,088)	(97,475)
Adjusted Net Income	$54,595	$72,608	$163,543	$216,344

Diluted earnings (loss) per share	$0.24	$(0.37)	$0.73	$(0.32)
Restructuring costs, lease impairment expense and other related charges, net	—	0.01		0.05
Termination fee	—	0.95	—	0.94
Impairment loss on intangible asset	—	—	—	0.69
Integration and transaction costs	0.01	0.01	0.02	0.04
Depreciation expense related to network optimization	0.04	—	0.14	—
Equity-based executive transition costs	0.01	—	0.01	—
Other[1]	0.03	0.05	0.04	0.24
Estimated tax impact[2]	(0.03)	(0.27)	(0.05)	(0.51)
Adjusted Diluted Earnings Per Share	$0.30	$0.38	$0.89	$1.13

Weighted average diluted shares outstanding	182,772,186	188,281,346	183,831,571	189,362,364
Adjusted dilutive effect of outstanding securities
RSAs	—	7,373	—	15,034
Time-based RSUs	—	101,108	—	157,377
Performance-based RSUs	—	901,455	—	1,203,321
Stock options	—	889,738	—	924,695
Adjusted Weighted Average Diluted Shares Outstanding[3]	182,772,186	190,181,020	183,831,571	191,662,791

(1) For the three and nine months ended September 30, 2025, other included $1.5 million in costs to implement the Company's network optimization initiative and $1.3 million in non-equity executive transition costs.
For the three and nine months ended September 30, 2024, respectively, other included $8.8 million and $41.3 million in legal and professional fees related to a terminated transaction.
(2) We include estimated taxes at our current statutory tax rate of approximately 26%.
(3) For the three and nine months ended September 30, 2024, diluted loss per share was based on weighted average diluted shares outstanding of 188,281,346 and 189,362,364 respectively, which excluded shares related to stock awards, as the effect would be anti-dilutive. The calculation of Adjusted Diluted Earnings Per Share for the three and nine months ended September 30, 2024 was based on Adjusted Weighted Average Diluted Shares Outstanding of 190,181,020 and 191,662,791, respectively, as shares related to stock awards are dilutive for Adjusted Diluted Earnings Per Share.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
We define Adjusted Free Cash Flow as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; excluding one-time, nonrecurring payments for the transaction costs from terminated acquisitions. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by Revenue. The Company believes that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful to investors because they provide additional information concerning cash flow available to fund our capital allocation alternatives and allow investors to compare cash generation performance over various reporting periods and against peers. The following table provides reconciliations of Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$191,151	$(1,562)	$603,089	$382,725
Purchase of rental equipment and refurbishments	(81,018)	(69,398)	(238,839)	(206,989)
Proceeds from sale of rental equipment	15,713	13,238	46,045	43,906
Purchase of property, plant and equipment	(4,244)	(3,318)	(15,164)	(16,119)
Proceeds from the sale of property, plant and equipment	610	918	2,203	1,133
Cash paid for termination fee	—	180,000	—	180,000
Cash paid for transaction costs from terminated acquisitions	—	23,266	—	32,451
Adjusted Free Cash Flow (A)	$122,212	$143,144	$397,334	$417,107

Revenue (B)	$566,841	$601,432	$1,715,475	$1,793,203
Adjusted Free Cash Flow Margin (A/B)	21.6%	23.8%	23.2%	23.3%

Net cash provided by operating activities (C)	$191,151	$(1,562)	$603,089	$382,725
Net cash provided by operating activities margin (C/B)	33.7%	(0.3)%	35.2%	21.3%

Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment, less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment, which are all included in cash flows from investing activities. Management believes that the presentation of Net CAPEX provides useful information regarding the net capital invested in our rental fleet and property, plant and equipment each year to assist in analyzing the performance of our business.
The following table provides reconciliations of Net CAPEX:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Purchases of rental equipment and refurbishments	$(81,018)	$(69,398)	$(238,839)	$(206,989)
Proceeds from sale of rental equipment	15,713	13,238	46,045	43,906
Net CAPEX for Rental Equipment	(65,305)	(56,160)	(192,794)	(163,083)
Purchases of property, plant and equipment	(4,244)	(3,318)	(15,164)	(16,119)
Proceeds from sale of property, plant and equipment	610	918	2,203	1,133
Net CAPEX	$(68,939)	$(58,560)	$(205,755)	$(178,069)

Return on Invested Capital
Return on Invested Capital is defined as Adjusted earnings before interest and amortization divided by Average Invested Capital. Management believes that the presentation of Return on Invested Capital provides useful information regarding the long-term health and profitability of the business relative to the Company's cost of capital. We define Adjusted earnings before interest and amortization as Adjusted EBITDA (see reconciliation above) reduced by depreciation and estimated taxes. We include estimated taxes at our current statutory tax rate.
The Average Invested Capital is calculated as an average of Net Assets, a four quarter average for annual metrics and two quarter average for quarterly metrics. Net assets is defined for purposes of the calculation below as total assets less goodwill, intangible assets, net, and all non-interest bearing liabilities.
The following table provides reconciliations of Return on Invested Capital.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Total Assets	$6,104,669	$6,037,219	$6,104,669	$6,037,219
Goodwill	(1,257,006)	(1,176,889)	(1,257,006)	(1,176,889)
Intangible Assets, net	(235,261)	(260,539)	(235,261)	(260,539)
Total Liabilities	(5,044,599)	(4,983,140)	(5,044,599)	(4,983,140)
Long Term Debt	3,590,015	3,607,957	3,590,015	3,607,957
Net Assets, as defined above	$3,157,818	$3,224,608	$3,157,818	$3,224,608
Average Invested Capital (A)	$3,180,606	$3,218,527	$3,194,360	$3,209,496

Adjusted EBITDA	$243,307	$266,863	$721,005	$778,448
Depreciation	(96,525)	(87,415)	(283,181)	(259,264)
Depreciation expense related to network optimization	7,326	—	26,629	—
Adjusted EBITA (B)	$154,108	$179,448	$464,453	$519,184

Statutory Tax Rate (C)	26%	26%	26%	26%
Estimated Tax (B*C)	$40,068	$46,656	$119,210	$134,988
Adjusted earnings before interest and amortization (D)	$114,040	$132,792	$345,243	$384,196
ROIC (D/A), annualized	14.3%	16.5%	14.4%	16.0%